UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/20/2007

SGS International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-133825

Delaware	20-3939981
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

626 West Main Street
Suite 500
Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 637-5443
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 20, 2007, SGS International, Inc. (the "Company") entered into an Undertaking Agreement (the "Undertaking Agreement") with Marriott W. Winchester, Jr., Senior Vice President of Sales and Marketing for the Company. Pursuant to the Undertaking Agreement the Company agreed to advance to Mr. Winchester such legal fees and expenses as are actually and reasonably incurred by him in connection with his defense of a claim brought by Vertis, Inc. in which Vertis, Inc. alleges that Mr. Winchester breached the Business Responsibility Agreement, dated July 12, 2005, by and between Mr. Winchester and Vertis, Inc. during his employment with the Company. Mr. Winchester has agreed to repay the amount of any advancement made by the Company pursuant to the Undertaking Agreement if the Company's directors determine that Mr. Winchester is not entitled to indemnification or if it is determined under the bylaws of the Company or the laws of the State of Delaware that Mr. Winchester is not entitled to indemnification. A copy of the Undertaking Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(c)         Exhibits

Exhibit

Number        Description

99.1        Undertaking Agreement, dated February 20, 2007, by and between SGS International, Inc. and Marriott W. Winchester, Jr.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGS International, Inc.

Date: February 26, 2007	By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Undertaking Agreement dated as of February 20, 2007 between SGS International, Inc. and Marriott W. Winchester, Jr.